 Exhibit 10.37

SECOND AMENDMENT TO PROMISSORY NOTE

THIS AGREEMENT is effective as of April 18, 2000, by and between VISMED, INC., d/b/a DICON, a California corporation ("Dicon") and PARADIGM MEDICAL INDUSTRIES, INC., a Delaware corporation ("Paradigm").

WITNESSETH:

        WHEREAS, Dicon and Paradigm have entered into a Promissory Note dated February 18, 2000 (the “Note”);

        WHEREAS, the third paragraph of the Note provides that the principal and accrued interest shall be due and payable on or before April 18, 2000;

        WHEREAS, the Note was amended as of March 18, 2000, to extend the date by which the principal and accrued interest was to be payable from March 18, 2000 to April 18, 2000; and

        WHEREAS, Dicon and Paradigm now desire to enter into a second amendment to the Note to extend the date by which the principal and accrued interest shall be payable from April 18, 2000 to May 18, 2000.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1. The third paragraph of the Note is hereby deleted and the following substituted therefore:

Principal and accrued interest shall be due and payable on or before May 18, 2000.

2. Except as hereby amended, the Note shall continue in full force and effect between the parties.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                               VISMED, INC., d/b/a DICON

                               By: Mark R. Miehle
                                   Mark R. Miehle, President and Chief
                                      Executive Officer

                               PARADIGM MEDICAL INDUSTRIES, INC.

                               By: Randall A. Mackey
                                   Randall A. Mackey, Secretary and
                                      attorney-in-fact for Thomas F. Motter,
                                      President and Chief Executive Officer